SCHEDULE 14a
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14 (a) of the Securities
                              Exchange Act of 1934

   Filed by the Registrant~~
   Filed by the Party other than the Registrant~~
   Check the appropriate box:
   ~~Preliminary Proxy Statement

                                             ~~Confidential,   for  Use  of  the
                                               Commission  Only (as permitted by
                                               Rule 14a-6(e) (2) )

 ~~Definitive Proxy Statement
 ~~Definitive Additional Materials
 ~~Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                               KENWIN SHOPS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):
     ~~$125 per Exchange Act Rules  0-11(c) (1) (ii),  14a-6(i) (1), or 14a-6(i)
(2) or Item 22 (a) (2) of the Schedule 14A.
     ~~$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).
     ~~Fee  computed on table below per Exchange Act Rule  14a-6(i)(4)  and 0-11
     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5) Total fee paid:
--------------------------------------------------------------------------------
     ~~Fee paid previously with preliminary material.
--------------------------------------------------------------------------------
     ~~Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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


                               KENWIN SHOPS, INC.
                               6200 Memorial Drive
                          Stone Mountain, Georgia 30083

                                                                October 28, 1996

Dear Stockholder:

     You are cordially invited to attend the special meeting of Stockholders (the "Special Meeting") of Kenwin Shops, Inc. ("Kenwin") to be held on November 21, 1996 at 12:00 noon at Ramada Airport North, 1419 Virginia Avenue, Atlanta, Georgia 30337.

         At the Special Meeting you will be asked to consider and vote upon a proposal to approve a management agreement (the "Management Agreement") between Kenwin and D&A Funding Corporation ("D&A") pursuant to which D&A is managing the day to day operations of Kenwin and Kenwin will sell to D&A an aggregate of 350,000 shares of its authorized but unissued Common Stock for $.01 per share.

         At the Special Meeting you will be asked to vote on a number of additional but related matters, including (i) the amendment of Kenwin's Certificate of Incorporation so as to reduce the par value of Kenwin's Common Stock from $1.00 to $.01 per share (the "Charter Amendment"), (ii) the election of five (5) directors to serve until the next annual meeting, and (iii) such other business as may properly come before the Special Meeting.

         You should read carefully the accompanying Notice of Special Meeting and Proxy Statement, which more fully describe the Management Agreement, Charter Amendment, other related matters and additional related information.

         THE BOARD OF DIRECTORS OF KENWIN HAS DETERMINED THAT THE MANAGEMENT AGREEMENT AND CHARTER AMENDMENT ARE FAIR AND IN THE BEST INTERESTS OF KENWIN AND ITS STOCKHOLDERS, AND IT HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT THE STOCKHOLDERS OF KENWIN APPROVE THE MANAGEMENT AGREEMENT AND THE CHARTER AMENDMENT.

         The affirmative vote of a majority of the votes cast at the Special Meeting is necessary for approval and adoption of each of the items proposed.

         All stockholders are invited to attend the Special Meeting in person. However, whether or not you plan to attend the Special Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Special Meeting.

                                                              Sincerely,


                                                              Richard Moskowitz
                                                              President

                               KENWIN SHOPS, INC.
                               6200 Memorial Drive
                          Stone Mountain, Georgia 30083
                                             ------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 1996
                                             ------------------------

To the Stockholders of Kenwin Shops, Inc.

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Kenwin Shops, Inc., a New York Corporation ("Kenwin"), will be held on November 21, 1996 at 12:00 noon at Ramada Airport North, 1419 Virginia Avenue, Atlanta, Georgia 30337.

         1. To consider and vote upon a proposal to approve a Management Agreement as modified (the "Management Agreement") with D&A Funding Corporation ("D&A") pursuant to which D&A has been managing the day to day operations of Kenwin and Kenwin will sell to D&A an aggregate of 350,000 shares of its authorized but unissued Common Stock for $.01 per share.

         2. To consider and vote upon a proposal to amend the Certificate of Incorporation of Kenwin to reduce the par value of its Common Stock from $1.00 to $.01 per share (the "Charter Amendment").

         3. To elect five (5) directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

         4. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Only stockholders of record at the close business on October 7, 1996, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock of Kenwin outstanding and entitled to vote is necessary to approve and adopt the Management Agreement and Charter Amendment, and to elect each of the nominees as director.

     If the Management Agreement and Charter Amendment are approved, stockholders who do not vote in favor of the Management Agreement and Charter Amendment will not be entitled to statutory appraisal rights. See "APPRAISAL RIGHTS" in the accompanying Proxy Statement.

     Whether or not you expect to attend the Special Meeting in person, please complete, date and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Prior to the voting of the proxy at the Special Meeting, any person giving a proxy has the power to revoke it at any time, and if you attend the Special Meeting you may withdraw your proxy and vote in person.
                                   ----------

THE BOARD OF DIRECTORS OF KENWIN UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND ADOPTION OF THE MANAGEMENT AGREEMENT AND CHARTER AMENDMENT, AND THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

                                             By Order of the Board of Directors,

                                             Richard Moskowitz
                                             President
Stone Mountain, Georgia
October 28, 1996

                               KENWIN SHOPS, INC.

                          PROXY STATEMENT RELATING TO A
                         SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 21, 1996
                                   ----------

         This Proxy Statement is being furnished to the stockholders of Kenwin Shops, Inc., a New York corporation (the "Company" or "Kenwin"), in connection with the solicitation of proxies by the Board of Directors of Kenwin (the "Board") for use at the special meeting of stockholders of Kenwin to be held on November 21, 1996 at 12:00 noon at Ramada Airport North, 1419 Virginia
Avenue, Atlanta, Georgia 30337, including adjournments or postponements thereof (the "Special Meeting").

         At the Special Meeting the holders of Common Stock of Kenwin, par value $1.00 per share (the "Common Stock"), will be asked to consider and vote upon the following:

         1. A proposal to approve and adopt a Management Agreement dated August 16, 1996 between Kenwin and D&A Funding Corporation, Inc., as modified (the "Management Agreement") pursuant to which D&A has been managing the day to day business of Kenwin. In addition, in accordance with a separate consignment agreement dated August 16, 1996 (the "Consignment Agreement"), D&A is furnishing inventory to Kenwin, to permit its continued operation. As compensation for its management services, D&A is being paid $50,000 per annum. It is also being paid a fee equal to two (2%) percent of the aggregate original cost of goods shipped to Kenwin. Kenwin will sell to D&A 350,000 shares of authorized but unissued shares of Common Stock at a purchase price of $.01 per share. Upon consummation of this purchase of Common Stock, and taking into account prior open market purchases by affiliates of D&A, purchases by D&A of 83,978 shares of Common Stock from certain inside stockholders of Kenwin and the grant to D&A by such inside stockholders of irrevocable proxies to vote other shares owned by them, D&A will own 48.8% of the issued and outstanding shares of Common Stock, and will have the right to vote 58.1% of the issued and outstanding shares of Common Stock.

         2. A proposal to approve and adopt an Amendment of Kenwin's Certificate of Incorporation to reduce the par value of the Common Stock from $1.00 to $.01 per share (the "Charter Amendment").

         3. The election of five (5) nominees to the Board of Directors.

         4. Such other business as may properly come before the Special Meeting.

         The Board is unanimously recommending that the stockholders of Kenwin vote for the approval and adoption of the Management Agreement and Charter Amendment, pursuant to which D&A will acquire control of Kenwin, and to elect the nominees to the Board of Directors. .

         This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders of Kenwin on or about October 28, 1996.

The date of this Proxy Statement is October 28, 1996.

   No person has been authorized to give any information or to make any representation, other than those contained in this Proxy Statement in connection with the solicitation made by this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction in which such solicitation may not lawfully be made.

         The delivery of this Proxy Statement shall under no circumstances create an implication that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to its date.


                                TABLE OF CONTENTS
                                      Page                                  Page
Available Information..................3 The Special Meeting...................9
Incorporation of Certain Documents          The Management Agreement...........9
  by Reference.........................3  The Parties..........................9
Summary............................... 4  Kenwin Shops, Inc....................9
  Risk Factors.........................4  D&A Funding Corporation.............10
  Special Meeting......................4  Background to the Management
  Vote Required........................4    Agreement.........................11
  The Management Agreement.............4  Performance of the Company
      The Parties......................4  Subsequent to August 16, 1996.......12
      Background.......................4 Recommendation of the Board and
      (a) Prior to Introduction to D&A.5 Reasons for the Management Agreement.12
      (b) Introduction to D&A..........5    The Management Agreement..........13
      Recommendation of the Board......5    Conflicts of Interest.............14
      (a) The Management Agreement.....5 Proposed Amendment to the Kenwin
      (b) Charter Amendment............6 Certificate of Incorporation.........14
 Election of Board of Directors........6 Material Federal Income Tax
   Conflicts of Interest...............6  Consequences........................14
  Material Federal Income               Compensation of Directors and
     Tax Consequences..................7 Executive Officers...................15
  Certain Financial Data...............7 Summary Compensation Table...........16
Risk Factors...........................7 Options SAR Grants in Last Fiscal
  Potential Adverse Effects if             Year...............................17
    Management Agreement...............7 Employment Agreements................17
    is Termimated......................7 Election of Board of Directors.......18
  No Assurance of Return to              Description of the Capital Stock.....19
     Profitiabilty.....................7 Stock Price and Dividend.............19
  No Assurance of Listing on             Principal Stockholders...............19
     National Stock Exchange...........7 Management and Operations
  Diluton..............................8 Since August 16, 1996................21
  Reliance on Sole Source of Inventory.8 Certain Financial Information........21
  Vulnerabilty to Economic Conditions..8 American Stock Exchange..............21
  Kenwin's Reliance on Key Personnel...8 Government and Regulatory Approval...21
  D&A's Reliance on Key Personnel......8 Expenses.............................21
                                         Appraisal Rights.....................22
                                         Independent Public Accounts..........22
                                         Other Matters........................22

                              AVAILABLE INFORMATION

         Kenwin is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, Kenwin files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). This filed material can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, NY 10006.

         Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement relating to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this Proxy Statement or such other documents, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following Kenwin documents are incorporated by reference in this Proxy Statement: (i) Kenwin's Annual Report on Form 10-K for the year ended December 31, 1995; (ii) Kenwin's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and (iii) Kenwin's Current Report on Form 8-K for the Month of July, 1996.

         All reports and definitive proxy or information statements filed by Kenwin pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement shall be deemed to be incorporated by reference into this Proxy Statement from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed documents that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached Annexes and in the documents incorporated herein by reference. Stockholders are urged to read carefully this Proxy Statement and the attached Annexes in their entirety.

RISK FACTORS

         For a discussion of certain factors that should be considered by holders of Common Stock in connection with their consideration of the Management Agreement and Charter Amendment, see "RISK FACTORS".

SPECIAL MEETING

     The Special Meeting will be held at 12:00 noon on November 21, 1996 Ramada Airport North, 1419 Virginia Avenue, Atlanta, Georgia 30337. Only holders of record of Common Stock at the close of business on October 7, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Special Meeting. At the Special Meeting, holders of Common Stock will be asked to consider and vote upon approval and adoption of the Management Agreement and the Charter Amendment, copies of which are attached as Annexes I and II, respectively, to this Proxy Statement, pursuant to which D&A will acquire a controlling interest in Kenwin. Holders of Common Stock will also be asked to elect nominees to the Board of Directors and transact such other business as may properly come before the Special Meeting. See "THE SPECIAL MEETING.

VOTE REQUIRED

     Under Section 614(b) of the Business Corporation Law of New York, the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required for the approval and adoption of the Management Agreement and the Charter Amendment, and to elect each director. As of the Record Date, there were 557,160 shares of Common Stock outstanding and entitled to vote, of which 176,956 shares (approximately 32% of the outstanding shares of Common Stock) are subject to the voting control of D&A and its affiliates. See "DESCRIPTION OF THE "COMMON STOCK" AND "PRINCIPAL STOCKHOLDERS."

THE MANAGEMENT AGREEMENT

     Pursuant to the Management Agreement, D&A has been managing the day to day operations of Kenwin, providing its management expertise and the services of its personnel as necessary, including those of its President, Donald Weiner, to serve as Chief Executive Officer of Kenwin. As explained in greater detail hereinafter, as partial consideration for D&A's involvement, Kenwin will sell to D&A 350,000 of the authorized but unissued shares of Common Stock at a purchase price of $.01 per share.

     THE PARTIES. Kenwin, founded in 1946, currently operates 90 retail stores (reduced from a peak of 238 stores), including a recently opened mega-store, selling moderately priced women's and children's clothing and accessories in Georgia, Alabama, Mississippi, South Carolina, Louisiana, Texas and Arkansas. Kenwin historically purchased clothing and accessories directly from manufacturers, and distributed inventory to its stores from its central warehouse facility located in Tucker, Georgia. Kenwin provides advertising, bookkeeping, inventory control and executive services for its stores. Kenwin's stock has been listed and traded on the American Stock Exchange since 1971. Kenwin has approximately 250 full time employees.

         D&A was founded in July, 1996 in order to provide merchandise and management services to companies engaged in the garment industry. The principal address of D&A is 1600 Route 110, Farmingdale, NY 11735. The principal shareholders of D&A are Donald Weiner, director and President, and Arthur Gins, director and Secretary-Treasurer. Mr. Weiner is presently also the interim Chief Executive Officer of Kenwin.

         BACKGROUND.

         (a) Prior to Introduction to D&A. Kenwin voluntarily filed for bankruptcy protection under Chapter 11 of the federal bankruptcy law in the United States Bankruptcy Court for the Southern District of New York in September, 1994. In October, 1995, Kenwin emerged from bankruptcy, operating 102 retail stores. Between October, 1995 and July, 1996, the Company closed six stores.

         During the period from January, 1993 through July, 1996, the Company experienced consistently decreasing revenues, from $24,367,648 in 1993 to $19,517,143 in 1994, to $15,916,449 in 1995. For the six month period ended June 30, 1996, revenues further declined to $6,650,601 from $8,587,827 for the same period in the prior year. The decline in revenues is substantially attributable to the Company's failure to provide its stores with sufficient quantities of quality merchandise. As a result of these declining revenues and continuing high operating expenses, the Company experienced successive and increased net operating losses in each of the years 1993, 1994, and 1995.

         During the period from January 1, 1996 through August 15, 1996, the Company's buyers were advised verbally by suppliers of garments that due to the Company's worsening financial situation, the suppliers would be unable to continue to supply merchandise to the Company.

         Without additional inventory from suppliers, the Company was faced with the prospect of permanently closing all operations. Management reached the conclusion that the Company would have to find alternate methods to finance the acquisition of inventory, control costs and increase sales or it would cease doing business. This would result in the liquidation of its assets and, most likely, a complete loss of its stockholders' investment.

         (b) Introduction to D&A. Throughout this period, the Management of the Company investigated all possible avenues to avoid cessation of business. Numerous opportunities were pursued without success. Finally, however, D&A was introduced to the Company in July, 1996. Discussions were initiated between D&A and the Management of Kenwin, who sought new managerial expertise and new merchandise on a consignment basis. Numerous discussions followed with Mr. Weiner and other representatives of D&A. On August 16, 1996, the Board approved the Consignment Agreement with D&A, pursuant to which D&A agreed to provide up to 75,000 dresses to the Company at a price of $12.00, on a consignment basis. The Company would retail the dresses in its stores at $21.99 and would pay D&A only for dresses sold.

         RECOMMENDATION OF THE BOARD.

         The Board of Directors (the "Board") has unanimously determined that the Management Agreement and the Charter Amendment are fair and in the best interests of Kenwin and its stockholders, and recommends that the stockholders of Kenwin vote FOR the approval and adoption of the Management Agreement and the Charter Amendment. In reaching its decision to approve these proposals, the Board considered a number of factors. See "MANAGEMENT AGREEMENT-Background".

         (a) The Management Agreement. On August 16, 1996, the Board approved the Management Agreement, pursuant to which D&A has been managing the day to day operations of the Company. This Agreement also provides that the Company will sell to D&A 350,000 authorized but unissued shares of Common Stock at a purchase price of $.01 per share. D&A will also receive (i) a fee of $50,000 per annum for the services of its management personnel and (ii) a fee equal to two (2%) percent of the aggregate original cost of goods shipped to the Company pursuant to the Consignment Agreement.

         Pursuant to the Management Agreement, Mr. Weiner was appointed interim Chief Executive Officer on August 16, 1996 and is currently employed in that capacity. Ira Abramson resigned as Chief Executive Officer, Chairman of the Board, Vice President and Assistant Secretary, and entered into a one year Consulting Agreement at a fee of $50,000.

         D&A may terminate the Management Agreement at any time upon 30 days' written notice to Kenwin. The Company may terminate the Management Agreement upon a material breach of D&A's obligations thereunder, the insolvency or bankruptcy of D&A, or if D&A's performance of the Management Agreement violates any law or governmental regulation.

         As interim Chief Executive Officer, Mr. Weiner assumed control of day to day operations of the Company, including the acquisition, pricing and distribution of inventory, the opening and closing of stores, and advertising and merchandising. Under Mr. Weiner's management, the Company has closed an additional seven stores which were not performing well, but recently opened the first new mega-store under the Company's auspices. Mr. Weiner has initiated a renegotiation of Kenwin's line of credit with Sterling National Bank ("Sterling") and engaged in a number of other actions intended to support the goal of long-term stability and profitability of the Company.

         (b) The Charter Amendment. The Charter Amendment provides that the par value of the Common Stock shall be reduced from $1.00 per share to $.01 per share. The reduction in par value is required by Section 504 of the New York Business Corporation Law in order to permit the Company to sell the 350,000 shares of Common Stock pursuant to the Management Agreement at a purchase price of $.01 per share.

ELECTION OF BOARD OF DIRECTORS

         As of the date hereof, the Board is composed of seven (7) directors. Upon approval of the Management Agreement and the Charter Amendment at the Special Meeting, the current Board of Directors will resign. The stockholders will be asked to vote upon and elect a new Board of five (5) directors to fill the vacancies created by such resignations. The new Board will consist of only five (5) members at this time, although it is anticipated that additional directors, including one or more independent directors, will be sought. See "ELECTION OF BOARD OF DIRECTORS".

CONFLICTS OF INTEREST

         Holders of Common Stock should be aware that executive officers of Kenwin and members of the Board have certain interests in the transactions contemplated by the Management Agreement and the Charter Amendment that are in addition to, and may conflict with, the interests of the holders of Common Stock generally. Messrs. Ira Abramson, a director, former officer, and currently a consultant to the Company, Robert Schwartz, a director and former President of the Company, and Richard Moskowitz, a director and President of the Company, and members of their immediate families and affiliates, entered into an agreement with D&A dated as of August 16, 1996, providing for D&A's purchase from them of an aggregate of 83,978 shares of Common Stock. The Agreement provides for a purchase price of $.50 per share plus successive payments equal to 10% of the per share net income before taxes of the Company up to an additional $4.00 per share. D&A also has received irrevocable proxies from these shareholders to vote an additional 83,978 shares of Common Stock.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

         Kenwin has been advised by its regular outside accountants, Gross, Collins + Cress, P.C. (the "Accountants"), that consummation of the Management Agreement may have adverse Federal income tax consequences to the Company. For a discussion of possible adverse Federal income tax consequences, see "MATERIAL FEDERAL INCOME TAX CONSEQUENCES".

CERTAIN FINANCIAL DATA

     Historical financial information of Kenwin is set forth in those documents of Kenwin referred to herein at page 3, "INCORPORATION OF CERTAIN DOCUMENT BY REFERENCE."

                                  RISK FACTORS

POTENTIAL ADVERSE EFFECTS IF MANAGEMENT AGREEMENT IS TERMINATED

         The Management Agreement permits D&A to terminate the Management Agreement with or without cause upon at least 30 days' prior written notice. If D&A withdraws its services, the Company would be deprived of essential managerial and executive services. In such event, there is no assurance that the Company would be able to implement new business initiatives and strategies necessary to improve retail sales and cut costs and avoid being forced to cease operations and close its business.

         There is no assurance that if the proposals described in this Proxy Statement are not approved by the stockholders of Kenwin, D&A will continue to provide consigned merchandise or management services to Kenwin. In that event, there is no assurance that Kenwin could locate other sources to provide essential inventory and the management and merchandising services provided by D&A. In fact, prior efforts had been unsuccessful.

NO ASSURANCE OF RETURN TO PROFITABILITY

         There is no assurance that the management services provided by D&A pursuant to the Management Agreement will be sufficient to increase revenues, reduce costs and return the Company to profitability.

NO ASSURANCE OF LISTING ON A NATIONAL STOCK EXCHANGE

     The Company's Common Stock has been traded on the American Stock Exchange ("Amex") for many years. However, the Amex has informed the Company that due to the Company's financial performance of consistent and growing operating losses during the past few years it no longer satisfies the Amex listing requirements. Accordingly, the Amex notified the Company that it intends to delist the Common Stock from the Amex. The Company has appealed the initial decision to delist by the Amex. However, there is no assurance that it will be successful. Once delisting occurs, it may be more difficult to obtain listing on any exchange or on the NASDAQ System.

DILUTION

         D&A and its affiliates currently beneficially own 92,978 of the 557,160 authorized and outstanding shares of Common Stock, representing approximately 16.7% of the Common Stock outstanding (and also hold irrevocable proxies to vote an additional approximately 15.1% of the Common Stock). Upon the consummation of the Management Agreement, D&A and its affiliates will beneficially own 442,978 of the 907,160 outstanding shares of Common Stock, representing approximately 48.8% of the Common Stock outstanding. Together with the additional shares which D&A is entitled to vote, this will give D&A control of the Company and will cause a substantial dilution to the ownership interest of the current stockholders. The control of the Company by D&A will limit the influence that may be exercised by the public stockholders in the election of directors and in the approval of major corporate actions.

RELIANCE ON SOLE SOURCE OF INVENTORY

         Prior to entering into the Consignment Agreement, the Company had approximately 35 sources of merchandise. Currently, the Company is obtaining all of its garments from D&A. Limiting the Company's source of supply to D&A may have an adverse effect on the Company's ability to acquire sufficient inventory, particularly if there is an interruption in the receipt of inventory from D&A for any reason.

VULNERABILITY TO ECONOMIC CONDITIONS

         The Company's future operating results are dependent upon the economic environments in which it operates. Demand for the Company's merchandise could be adversely affected by economic conditions affecting consumer confidence and discretionary spending generally. The Company expects the demand for its merchandise (and consequently its results of operations) to continue to be sensitive to economic conditions and other factors beyond its control. In addition, retail clothing is highly competitive and price sensitive. Changes in the volume of goods sold, and shoppers preferences as to fashion styles, may have significant impact on the overall business of the Company and its growth and profitability.

KENWIN'S RELIANCE ON KEY PERSONNEL

         The future success of Kenwin is dependent on its ability to retain key personnel. The Management Agreement and consulting and employment agreements with Messrs. Abramson, Moskowitz, Sauer and Donald Schwartz are material to the success of the Company. There is no assurance that these individuals can be retained for sufficient periods of time to assure the return to profitability of the Company, or that satisfactory other personnel can be found if they are not retained.

D&A RELIANCE ON KEY PERSONNEL

  D&A is highly dependent on its two principal officers, Mr. Weiner and Mr. Gins. If either or both of these individuals leave D&A, there is no assurance that D&A will remain a viable entity.

                               THE SPECIAL MEETING

     This Proxy Statement is being furnished to Kenwin stockholders in connection with the solicitation by the Board of proxies for use at the Special Meeting to be held on November 21, 1996 at 12:00 noon at Ramada Airport North, 1419 Virginia Avenue, Atlanta, Georgia 30337, including adjournments or postponements thereof (the "Special Meeting").

         At the Special Meeting the holders of Common Stock will be asked to consider and vote upon:

         1. A proposal to adopt and approve the Management Agreement, pursuant to which D&A is managing the day to day business of Kenwin. As compensation for its services, D&A is receiving a fee of $50,000 per annum and two (2) percent of the aggregate original cost of goods shipped (by D&A) to Kenwin. In addition, Kenwin has agreed to sell to D&A 350,000 shares of the authorized but unissued shares of Common Stock for $.01 per share. Upon consummation of such sale of Common Stock, and taking into account prior open market purchases by affiliates of D&A, the prior purchases by D&A of 83,978 shares of Common Stock from certain inside stockholders of Kenwin and the delivery to D&A by such inside stockholders of irrevocable proxies to vote additional shares of Common Stock, D&A and its affiliates will beneficially own 442,978 shares of Common Stock (approximately 48.8% of the outstanding Common Stock) and will have the right to vote 526,956 shares of Common Stock (approximately 58.1% of the outstanding Common Stock).

         2. A proposal to amend Kenwin's Certificate of Incorporation to reduce the par value of Common Stock from $1.00 to $.01 per share. The reduction in par value is required by Section 504 of the BCL which provides that capital stock may not be issued for consideration less than par value.

         3.  The election of five (5) directors to the Board of Directors.

         4. To transact such other business as may properly come before the Special Meeting.

The affirmative vote of the holders of a majority of the shares of Common Stock present at the Special Meeting and entitled to vote is required for the approval and adoption of the foregoing proposals and election of each nominee for director.

                            THE MANAGEMENT AGREEMENT

THE PARTIES

         KENWIN SHOPS, INC. The Company operates 90 retail stores (including the new mega-store) under the names "Dress for LE$$" and "Kenwin/Dress for Le$$" which sell a line of moderately priced women's and children's wearing apparel, located in Georgia, Alabama, Mississippi, South

Carolina, Louisiana, Texas and Arkansas. Its stores are located in leased premises and are generally situated in the center of local commercial districts. The stores have all been modernized to the Company's specifications.

         The Company operates primarily as a merchandising and selling entity. It also provides substantial advertising, promotional, bookkeeping, inventory control and executive services for each of the stores. Since August 16, 1996, pursuant to the Consignment Agreement, substantially all new inventory for the Company's stores has been provided by D&A. Until recently, the merchandise was received at the Company's warehouse in Tucker, Georgia. All distribution of merchandise and all inventory control was performed at the warehouse. However, the Company moved out of the warehouse recently and currently, inventory is being shipped to the stores directly by D&A.

         The Company's stores are operated pursuant to a policy of retailing its merchandise at prices designed to meet local competitive conditions. The Company's merchandising strategy emphasizes quality leasehold locations, inventory controls, and localized advertising and promotional policies. It competes with other local and national retailers, some of which have greater financial resources than the Company. While the retail apparel business is highly competitive, the Company believes that if properly financed and provided with sufficient quantity of inventory it will be able, through merchandise selection, pricing strategies, and desirable locations, to compete on favorable terms with its competitors. The Company's business is highly seasonal, with most of its earnings and sales occurring in the Easter and Christmas seasons.

         As interim Chief Executive Officer Mr. Weiner has initiated certain changes in the business operations of the Company, which the Company anticipates will result in a higher volume of sales and greater profitability.

         Capital Resources and Credit Arrangements. On September 29, 1995, The Company executed a private label charge card agreement for a period of two years with the Bank of Louisiana ("BOL") whereby BOL agreed to purchase substantially all of the Company's outstanding customer accounts receivable, less a delinquency reserve.

         On October 23, 1995, the Company executed a $1,500,000 post-bankruptcy line of credit with Sterling National Bank of New York ("Sterling"). The line of credit is secured by the general assets of the Company, including, but not limited to, cash, property and equipment, and intangibles. The line of credit bears interest at Sterling's base rate plus 2.5%, payable monthly. The amount of credit available is dependent on the value of goods in inventory. The Company is permitted to borrow up to 50% of the value of goods in inventory. As of February 13, 1996, the indebtedness of the Company to Sterling was $918,347. Under Mr. Weiner's direction, the Company dedicated its efforts to reducing this indebtedness and, as of October 11, 1996, this indebtedness had been reduced to $341,180.

     D&A FUNDING CORPORATION. D&A was organized in July, 1996 by Mr. Weiner and Mr. Gins in order to provide merchandise and management services to companies engaged in the retail sale of clothing. Mr. Weiner's principal occupation is as President of Dresses For Less, Inc. ("DFL"), a privately owned company which sells discount women's clothing and accessories through its chain of retail stores. Mr. Weiner created DFL in 1985 and has been its President continuously since its inception. Mr. Gins is President of Seam Products, Inc., and other privately owned companies which manufacture textiles and garments.

BACKGROUND TO THE MANAGEMENT AGREEMENT

         Financial Condition of Kenwin On September 19, 1994, Kenwin filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. On October 12, 1995, Kenwin's Plan of Reorganization was confirmed by the U.S. Bankruptcy Court and Kenwin emerged form bankruptcy. At the time of confirmation, the Bankruptcy Court determined that the Plan for Reorganization was fair and feasible and management was confident of Kenwin's future profitability.

         However, after the Company emerged from bankruptcy, its merchandise suppliers were only willing to extend limited credit terms (e.g., within 15 days of shipment). These terms put severe demands on the Company's financial situation, since it was not possible to deliver inventory to the Company's retail stores and generate sales revenue prior to the Company having to pay its suppliers.

         The Company experienced further financial problems resulting from difficulty in selling the inventory in its stores. This was due to a combination of factors, including a period of relatively slow retail sales for the garment industry generally, and the poor quality of much of its inventory of merchandise. During the first six months of 1996, Kenwin's revenues declined 22.56% from the same period one year earlier.

         The Company was forced to sell much of its merchandise at steeply discounted prices, simply to move the merchandise out of its stores. Not only did these discounted sales reduce the Company's anticipated revenues, but they also required the Company to re-value its inventory at lower values, thereby restricting the credit available under the Sterling line of credit.

         A result of the reduced revenues and restricted line of credit was that the Company was unable to purchase sufficient quality merchandise to continue to stock its stores. Attempts to make adjustments by purchasing less expensive merchandise resulted in the Company receiving goods that did not sell well in its stores. Faced with inventory that was selling very slowly, the Company resorted to further mark downs of its retail prices, with the attendant negative impact on revenues and the Sterling line of credit.

         During the period from April, 1996 to July, 1996, the Company's deteriorating financial condition drew the attention of the major credit reporting agencies. These agencies reported negatively on the Company's credit worthiness, which reports led some of the Company's suppliers to stop shipping merchandise altogether. In addition, during this period, those companies which supplied the Company with merchandise and which employed factors to finance their sales to the Company were informed by their factors that they would no longer finance sales to Kenwin. The suppliers in turn informed the Company that they would no longer ship merchandise to Kenwin.

         During the month of July, 1996, the Board determined that the Company faced an immediate financial crisis. There was insufficient quality merchandise in its stores to generate revenues to continue to support the Company as an on-going business. The Board concluded that new sources of merchandise and executive leadership were required, or the Company would be forced into a final bankruptcy and liquidation. Faced with the very real possibility of a complete loss of value of the Company's Common Stock, the Board sought new arrangements with other companies in order to preserve the viability of Kenwin.

         The Board entered into discussions with several companies, with a view towards obtaining financing, new merchandise and executive leadership upon terms that were financially acceptable. None of these discussions were successful. Finally, D&A was introduced to the Company and the Board entered into discussions with Mr. Weiner in July, 1996.

         During the course of continuing discussions with Mr. Weiner, the Company's Management continued to pursue all other opportunities that offered viable alternatives. Nothing emerged from these pursuits. On August, 16, 1996, the Company and D&A entered into the Consignment Agreement pursuant to which D&A is providing the Company with all of its requirements for merchandise on a consignment basis. D&A agreed to ship the merchandise to the Company but retain an ownership interest in the merchandise (and the risk that it would not sell) until such time as the merchandise was sold by the Company. The Company negotiated this arrangement to relieve it of having to pay for the new inventory before it was able to sell the inventory and realize revenues. D&A accepted the risk of supplying and shipping merchandise for which it would not receive payment if the Company was unable to sell the inventory in its stores. The Board also recognized the need for new executive leadership in order to revitalize the Company's selection of merchandise and the development of marketing initiatives. In order to provide such new leadership, on August 16, 1996 the Company entered into the Management Agreement with D&A. Pursuant to the Management Agreement, D&A supervises the day to day operations of the Company. As compensation for its services, D&A receives an annual fee of $50,000 and a payment equal to 2% of the gross volume of goods shipped by it to the Company. In addition, the Company agreed to sell an aggregate of 350,000 authorized but unissued shares of Common Stock to D&A at a purchase price of $.01 per share. Upon the consummation of the sale of such shares, D&A and its affiliates will beneficially own 442,978 shares of Common Stock, representing approximately 48.8% of the outstanding shares of Common Stock.

         IT IS THE OPINION OF THE BOARD THAT THE MANAGEMENT AGREEMENT IS FAIR AND IN THE BEST INTEREST OF THE COMPANY AND THAT THE STOCKHOLDERS SHOULD APPROVE AND ADOPT IT.

         The detailed terms of the Consignment Agreement provide for the sale by D&A to the Company on consignment of up to 75,000 assorted ladies dresses or other ladies garments. The purchase price is $12.00 per dress, which is not paid until the Company resells them at the intended retail price of $21.99. Upon sale by the Company, it is obligated to pay to D&A the $12.00 purchase price.

PERFORMANCE OF THE COMPANY SUBSEQUENT TO AUGUST 16, 1996

         Since August 16, 1996, the Company has obtained sufficient quantities of quality merchandise to begin to expand inventory in its stores. The Company has closed seven stores which were not performing well and has recently opened a 9,000 square foot "mega" store in Stone Mountain, Georgia. The Company also closed its warehouse, at considerable cost saving, and is receiving inventory in its stores shipped directly from D&A. In addition to the Company's customary merchandise, a new higher priced (i.e. $29.99) line is being offered for sale in the new mega store. Additionally, there will be leased departments, generating substantial rental income, selling "dressy" dresses at $59.99, hats, accessories and lingerie. A second mega store is planned to open in February, 1997.


RECOMMENDATION OF THE BOARD AND REASONS FOR THE MANAGEMENT AGREEMENT

         The Board has determined that the terms of the Management Agreement (and the Charter Amendment), and the transactions contemplated thereby are fair to, and in the best interests of, the Company and its stockholders. ACCORDINGLY, tHE BOARD HAS UNANIMOUSLY APPROVED THE MANAGEMENT AGREEMENT AND THE CHARTER AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MANAGEMENT AGREEMENT AND THE CHARTER AMENDMENT. In making this determination, the Board consulted with the Company's operating officers, as well as its accountants and legal advisors, and considered a number of factors including, without limitation, the following:

~ There is no assurance that the Company will be able to secure merchandise from suppliers except through the efforts of D&A
~ D&A is able to implement new business strategies for Kenwin designed to increase revenues, such as opening mega-stores and locating tenants for leased departments within such stores
~ D&A will attempt to renegotiate Kenwin's credit facilities with its banks and other creditors on more favorable terms
~ The transactions enable Kenwin to continue to operate its business while providing the opportunity to rebuild inventory and improve retail sales

THE MANAGEMENT AGREEMENT

         The discussion in this Proxy Statement of the Management Agreement and the description of the terms of the Management Agreement are subject to and qualified in their entirety by reference to the Management Agreement, a copy of which is attached hereto as Annex I and which is incorporated herein by reference.

         Pursuant to the Management Agreement, D&A manages the day to day operations of the Company in accordance with the policies established by the Board of Directors. As compensation to D&A, the Company will sell to D&A 350,000 authorized but unissued shares of Common Stock at a purchase price of $.01 per share. D&A will also receive (i) a fee of $50,000 per annum and (ii) an additional fee equal to two (2%) percent of the aggregate original cost of goods shipped to the Company by D&A.

         Pursuant to the Management Agreement, Mr. Weiner was appointed interim Chief Executive Officer on August 16, 1996 and is currently serving in that capacity. Ira Abramson resigned as Chief Executive Officer, Chairman of the Board, Vice President and Assistant Secretary, and entered into a one year Consulting Agreement with the Company at a fee of $50,000.

         The Management Agreement provides that upon the occurrence of any of the following events Kenwin may terminate the Management Agreement on 30 days' notice

~ upon the affirmative vote of two-thirds of the outstanding shares of Common Stock
~ in the event that D&A commits a material breach of the Management Agreement ~ if D&A is dissolved or bankruptcy proceedings are initiated ~ if it becomes unlawful for D&A to perform the material covenants of the
     Management Agreement. Such events would require D&A to return the shares purchased from Kenwin.

         D&A may terminate the Management Agreement, with or without cause, upon 30 days' prior notice. If D&A exercises its right to terminate within one year of the date of the Management Agreement, all shares sold by Kenwin to D&A will be returned.

CONFLICTS OF INTEREST

         Holders of Common Stock should be aware that executive officers of Kenwin and members of the Board have certain interests in the transactions contemplated by the Management Agreement and the Charter Amendment that are in addition to, and may conflict with, the interests of the holders of Common Stock generally. Messrs. Ira Abramson, a director and consultant to the Company, Robert Schwartz, a director and former President of the Company, and Richard Moskowitz, a director and President of the Company, and members of their immediate families and affiliates entered into an agreement with D&A dated as of August 16, 1996, which provided for D&A's purchase from such persons of an aggregate of 83,978 shares of Common Stock. The purchase price is $.50 per share plus successive payments equal to 10% of the per share net income before taxes of the Company, totaling not more than an additional $4.00 per share. D&A also received irrevocable proxies to vote an additional 83,978 shares of Common Stock owned by these persons.

OTHER OFFERS

     The Company's Management engaged in discussions with persons other than D&A who expressed interest in obtaining control of the Company. No offers or commitments were made by those persons. If any serious offer, or commitment is made, Management will communicate if appropriate with the Company's stockholders and may make recommendation concerning stockholder action to be taken with respect to such offer or commitment.


          PROPOSED AMENDMENT TO THE KENWIN CERTIFICATE OF INCORPORATION

         The Board has unanimously approved the Charter Amendment to the Certificate of Incorporation of Kenwin to provide for reduction in the par value of Common Stock from $1.00 per share to $.01 per share, a copy of which is appended hereto as Annex II. The Board unanimously recommends that the Stockholders approve the Charter Amendment. Pursuant to the Management Agreement, Kenwin has agreed to sell to D&A authorized but unissued shares of Common Stock for a purchase price of $.01 per share. Section 504 of the BCL requires that shares of capital stock not be sold for less than par value. The par value of Common Stock is presently $1.00 per share and therefore must be reduced to $.01 in order to permit the sale to go forward.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the material federal income tax consequences of the proposals to holders of Common Stock and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision of whether or not to vote in favor of approval and adoption of the proposals. The discussion does not reflect the individual tax position of any holder of Common Stock and does not address the tax consequences that may be relevant to holders of Common Stock with special tax status, including but not limited to financial institutions, dealers in securities, holders that are not citizens or residents of the United States, tax-exempt entities and holders that acquired Common Stock upon the exercise of employee stock options or otherwise as compensation. Moreover, the discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. The discussion is based on the Internal Revenue Code (the "Code"), treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion. In addition, Kenwin has not requested a ruling from the Internal Revenue Service (the "IRS") with regard to any of the federal income tax consequences of the proposals.

         Shareholders are urged to consult with their own tax advisors regarding the tax consequences of the proposals to them, including the effects of federal, state, local, foreign and other tax laws.

     Kenwin may be exposed to an adverse federal income tax consequence as a result of the consummation of the transactions anticipated by the proposals. Specifically, the utilization of the existing Net Operating Loss ("NOL") may be adversely affected as discussed below.

     Kenwin has an accumulated NOL of approximately $2.3 million as of December 31, 1995. The Code and regulations generally permit a corporation to carry forward its NOL for 15 years to offset income. However, the amount that may be used each year may be limited. The Code places limitations on the use of an existing NOL to offset income when a more than 50% change in ownership by 5% or greater stockholders occurs within a three year period (referred to as an "owner shift"). After such an owner shift, the amount of NOL available to offset income in subsequent tax years is limited to the value of the corporation immediately prior to the change multiplied by the published "long term tax-exempt federal rate".

     The NOL would provide an important benefit to Kenwin if it returns to profitability under D&A's management. However, if an owner shift occurs, the annual NOL deduction could be substantially limited. This could result in the expiration of the NOL prior to its complete use. Assuming a combined federal and state income tax rate of 40%, a substantial loss of tax savings in excess of $1 million may occur. Such a loss of tax savings would adversely affect the cash flow and earnings per share of Kenwin, and consequently affect its stock price.

     Upon completion of the transactions resulting from approval of the proposals, D&A will own 442,978 shares of Common Stock, which will constitute 48.8% of the authorized and outstanding Common Stock. Accordingly, the proposed transaction should not result in an owner shift. However, other 5% shareholder changes combined with this transaction could cause such an owner shift. Currently Kenwin is unaware of any such other changes which would cause an owner shift.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid by Kenwin during the year ended December 31, 1995 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Officers").


                           SUMMARY COMPENSATION TABLE

Name
and                                       Other Annual
Principal                  Salary       Compensation(2)      Options/SAR's
Position(1)                  ($)              ($)                 (#)
--------------------------------------------------------------------------------

Donald Weiner,                -                -                    -
Interim Chief
Executive Officer

Ira Abramson (3)           110,500             -                    -
former Chairman of Board,
CEO, Vice President,
Asst. Secretary

Robert Schwartz (4)         91,000             -                    -
former President

Richard Moskowitz          107,100             -                    -
President, COO

Kenneth Silberstein         69,077             -                    -
Treasurer (5)

Kenneth Sauer              53,865              -                    -
Treasurer
----------

(1)      The Company has a total of four executive officers.

(2)      Includes transportation expenses and insurance.

(3)      Mr. Abramson  resigned his position as Chairman,  CEO,  Vice-President and Assistant  Secretary on August 16, 1996. Mr. Abramson has entered into a one year consulting agreement with Kenwin.

(4)      Mr. Schwartz resigned as President on August 16, 1996.

(5)      Mr. Silberstein resigned as an Executive Officer on May 10, 1995.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR
                     --------------------------------------

No Options or SAR's were issued in Fiscal Year Ended December 31, 1995

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------

                              Number of         Value of
                             Unexercised       Unexercised
                           Options/SAR's at    In the Money
                              FY-End(#)      Options/SAR's at
                            Exercisable/       FY-End($)
                           Unexercisable  Exercisable/Unexercisable
      Name                    (1)(3)             (1)(2)


Ira Abramson                    -                  -
Robert Schwartz                 -                  -
Richard Moskowitz               -                  -
Kenneth Silberstein             -                  -
Kenneth Sauer                 1,000                -

(1)  Consists exclusively of Exercisable Options. No SAR's have been issued.

(2) Pursuant to the 1990 Stock Option Plan, on March 9, 1992 the Company granted 1,000 options to Mr. Sauer. These options are qualified incentive stock options which have an exercise price of $6.25. These options expire on March 9, 1997. Pursuant to the 1990 Stock Option Plan, on August 3, 1990 the Company granted 10,000 options to Messrs. Abramson, Schwartz, Moskowitz and Silberstein. All were qualified incentive stock options which had an exercise price of $5.64. These options expired on August 3, 1995. None of the options described above have been exercised to date.

(3) Pursuant to agreements between the Company and 6 of its employees, all outstanding options were cancelled as of September 20, 1996.

                              EMPLOYMENT AGREEMENTS

         Certain members of current Management have entered into employment agreements with Kenwin:

         Richard Moskowitz entered into an employment agreement with the Company on August 16, 1996 providing for his employment as President and Chief Operating Officer for a term of one (1) year at an annual salary of $110,000. The agreement also contains non-compete, non-disclosure and non-solicitation clauses.

         Kenneth Sauer entered into an employment agreement with the Company on August 16, 1996 providing for his employment as Treasurer for a term of one (1) year at an annual salary of $68,500, plus a $500 per month car allowance. The agreement also contains non-compete, non-disclosure and non-solicitation clauses.

         Donald Schwartz entered into an employment agreement with the Company on August 16, 1996 providing for his employment as Vice President for a term of one (1) year at an annual salary of $57,000. The agreement also contains non-compete, non-disclosure and non-solicitation clauses.

                         ELECTION OF BOARD OF DIRECTORS


         The current directors and executive officers of Kenwin and certain information about them are set forth below.

         Donald Weiner has been employed as interim Chief Executive Officer of Kenwin since August 16, 1996. Mr. Weiner's principal employment during the past five years was as President of Dresses For Less, Inc., Farmingdale, New York, which is not an affiliate of Kenwin.

         Immediately prior to the election at the Special Meeting, all of the current directors will resign. At the Special Meeting the stockholders will be asked to elect the prospective directors listed below to fill the vacancies created by such resignations.

Name                                Age              Offices Held
----                                ---              ------------
Arthur Gins                         68               Director
Barbara Weiner                      44               Director
Edith Gins                          66               Director
Richard Moskowitz                   47               Director, President
Donald Weiner                       45               Director, interim Chief
                                                     Executive Officer

         Upon the resignation of the current directors of Kenwin, the stockholders will be asked to elect a new Board of Directors consisting of five members. Certain information concerning the nominees for election as directors is set forth below:

         Barbara Weiner, 44, is married to Donald Weiner. Mrs. Weiner's principal employment during the past five years has been as Secretary and Comptroller of Dresses For Less, Inc., Farmingdale, New York.

         Arthur Gins, 68, has been principally employed during the past five years as President of Seam Products Co., Inc., North Bergen, New Jersey, a textile and garment manufacturing company, and other privately owned textile and garment manufacturing companies.

  Edith Gins, 66, is married to Arthur Gins. She has been principally employed during the past five years as Secretary, Treasurer, and Administrative Manager of Seam Products Co., Inc., North Bergen, New Jersey, and as financial administrator and manager of other privately owned textile and garment manufacturing companies.

  Richard Moskowitz's principal employment during the past five years has been as Vice-President and Secretary of Kenwin. Mr. Moskowitz was appointed President and Secretary of Kenwin on August 16, 1996.

         The By-laws of Kenwin provide for a Board of Directors consisting of seven members. The stockholders will be asked to vote on only five nominees for director. Additional prospective appointees will be sought and it is intended that at least one such person be an outside independent director.

DESCRIPTION OF THE CAPITAL STOCK

         As of the Record Date, there were 1,000,000 shares of Common Stock authorized, of which 557,160 were issued and outstanding. All of the outstanding shares are fully paid and non-assessable. As of the Record Date there were 442,840 shares authorized but unissued or held as treasury shares. All of the shares of Common Stock have a par value of $1.00 per share. Each holder of Common Stock is entitled to one vote for each share held.

         Pursuant to the Company's 1995 reorganization plan an aggregate of 150,000 shares of Common Stock bearing restrictive legends were issued to certain creditors (the "Restricted Shares"). The restrictive legend provides that the holders of such shares agree to give a proxy to Management to vote such shares in favor of any slate of directors nominated by the Board. However, the proxy terminates upon the sale of the Restricted Shares in an open market transaction. The Company believes that many of such Restricted Shares have been sold in the open market.

         Except for the Restricted Shares and the irrevocable proxies held by D&A to vote 83,978 shares of Common Stock, the Company knows of no other restrictions or agreements relating to voting any Common Stock.

         As of August 15, 1996 there were outstanding stock options to purchase 5,500 shares of Kenwin Common Stock (the "Options") pursuant to the 1990 Stock Option Plan, which were held by employees of Kenwin. All Options were terminated by agreement between Kenwin and the respective option holders on September 20, 1996.

         Kenwin has not paid cash dividends on its Common Stock during the past five years. It has been the policy of the Board not to pay dividends, even if earnings were available to pay such dividends. The nominees for election to the Board have not expressed any policy with respect to the payment of dividends.

                            STOCK PRICE AND DIVIDEND

         The Common Stock of Kenwin is traded on the Amex under the symbol "KWN". The approximate number of record holders of Common Stock as of October 7,1996 was 290.

         On August 16,1996, the high and low prices for Kenwin's shares quoted on the Amex were $2.88 and $2.63, and as of October 7, 1996, the high and low prices for Kenwin's shares quoted on the Amex were $3.38 and $3.00 respectively.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information as to all beneficial owners of more than five percent of Kenwin's Common Stock, as to all directors and all directors and officers as a group, as of the dates indicated. Unless otherwise indicated, in each case, the address of the beneficial owner is the address of the Company.


                                                              After issuance
Name and Address of                                         of share pursuant
Beneficial Owners           As of October 7, 1996        to Management Agreement
Number of Individual       Number of  Percent of           Number of  Percent of
or Identity of Group        Shares       Class               Shares      Class
--------------------        ------       -----               ------      -----



Donald Weiner              92,978 (1)      16.69%           42,978 (4)    48.83%

Arctic Financial Corp.     31,600           5.67             31,600        3.48%
P.O. Box 128
Oldwick, NJ 08858

Richard Moskowitz           13,849          2.49%            13,849        1.53%

Robert Schwartz             10,043 (2)      1.80%            10,043        1.11%

Ira Abramson                 9,844 (3)      1.77%             9,844        1.09%

Martin L. Conrad               500          0.09%               500        0.06%

Henry S. Krauss                500          0.09%               500        0.06%

Donald Schwartz                350          0.06%               350        0.04%

Kenneth Sauer                  100          0.02%               100        0.01%

All Officers and Directors 128,164         23.00%           457,277       50.41%
as a Group(8 persons as of
10/7/96; 7 persons after
the Special Meeting)
----------


  (1) Includes shares owned by affiliates of Mr. Weiner: (a) 83,978 shares owned by D&A, (b) 3,500 shares owned by DPW Enterprises, Inc., (c) 1,500 shares owned by Mr. Gins and (d) 2,000 shares owned by another shareholder of D&A.

(2) Includes (a) 5,400 shares owned by Mr. Schwartz's wife, (b) 200 shares owned by Mr. Schwartz as custodian for his minor children, and (c) 200 shares owned by Mr. Schwartz's wife as custodian for their minor children.

(3) Includes (a) 1,106 shares owned by Mr. Abramson's wife, (b) 417 shares owned by Mr. Abramsons' wife as custodian for their children, and (c) 187 shares owned by Mr. Abramson as custodian for his children.

(4) Includes (a) 92,978 shares owned as of October 7, 1996, and (b) 350,000 shares issuable pursuant to the Management Agreement.

                 MANAGEMENT AND OPERATIONS SINCE AUGUST 16, 1996

         Pursuant to the Management Agreement, Mr. Weiner was appointed interim Chief Executive Officer on August 16, 1996. Mr. Weiner supervises the day to day operations of the Company, subject to the policies and oversight of the Board. Since August 16, 1996, Kenwin has obtained sufficient quantities of quality garments to begin to expand its inventory in its stores and to increase retail sales. Kenwin plans to close its main warehouse facility and supply its stores by direct shipment of garments to the individual stores, thereby reducing inventory costs.

         During August and September, 1996 Kenwin closed seven stores which were not performing well. Since then, Kenwin opened a 9,000 square foot mega store in Stone Mountain, Georgia. In addition to Kenwin's usual merchandise, the mega store sells dresses at $29.99 and through leased departments, "dressy" dresses at $59.99, accessories, hats and lingerie. A second mega store is planned to open in February, 1997.

         Upon election of the new Board of Directors, it is anticipated that the
Company  will  retain  its  current  executive   officers  in  their  respective
positions.

                          CERTAIN FINANCIAL INFORMATION

     Certain historical financial information of Kenwin is set forth in the document referred to in "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" at page 3 of this Proxy Statement.

                             AMERICAN STOCK EXCHANGE

         The Common Stock is traded on the Amex under the symbol "KWN". The approximate number of record holders of Common stock as of October 7, 1996 was 290.

     The Company's Common Stock has been traded on the American Stock Exchange ("Amex") since 1971. However, the Amex has informed the Company that due to the Company's financial performance of consistent and growing operating losses during the past few years it no longer satisfies the Amex listing requirements. Accordingly, the Amex notified the Company that it intends to delist the Common Stock from Amex. The Company has appealed the initial decision to delist by the Amex. However, there is no assurance that it will be successful. Once delisting occurs, it may be more difficult to obtain listing on any exchange or on the NASDAQ System.

                      GOVERNMENTAL AND REGULATORY APPROVAL

         Kenwin will issue 350,000 shares of Common Stock to D&A in a private transaction which is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended. Kenwin is not aware of any other governmental or regulatory approvals required for the consummation of the Management Agreement or the Charter Amendment, except for filing of the Charter Amendment with the New York Secretary of State.


                                    EXPENSES

         Kenwin will bear the costs of solicitation of proxies and related expenses. In addition to solicitation by mail, Kenwin may solicit proxies from stockholders by telephone, telegram, letter or in person. Brokers, nominees, fiduciaries and other custodians have been requested to forward solicitation material to beneficial owners of Common Stock held of record by them.

         Kenwin will pay all expenses incurred incident to the preparation and distribution of the Proxy Statement and carrying out of the transactions contemplated herein.

                                APPRAISAL RIGHTS

         Under New York Law stockholders of Kenwin who vote against the Management Agreement and Charter Amendment will not be entitled to appraisal rights regarding their shares of Common Stock.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Gross, Collins + Cress, P.C., who have been the Company's independent public accountants since November, 1993, have been selected previously by the Board as Kenwin's independent public accountants for the current year. Representatives of Gross Collins + Cress, P.C. are expected to be present at the Special Meeting and available to respond to appropriate questions and to make a statement on its behalf if it is desired that one be made.

                                  OTHER MATTERS

         The Board knows of no other business likely to be brought before the Special Meeting. If, however, other matters come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment of such matters.